Ex. 24 - POWER OF ATTORNEY
     Richard D. Coraine, Richard D. Coraine 2012 Family Trust, Toni Haida

With respect to holdings of and transactions in securities issued by Shake Shack Inc. (the "Company"), each of the undersigned parties hereby constitutes and appoints Miriam Tauber with full power of substitution and resubstitution, to act as their true and lawful attorney-in-fact to:

1. prepare and execute for the undersigned, in each of their names and on each of their behalf, and submit to the United States Securities and Exchange Commission (the "SEC") the reports required to be filed by
Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC, including Forms 3, 4, or 5 and amendments to any such Forms or reports;

2. perform any and all acts for and on behalf of any of the undersigned which may be necessary or desirable to complete and execute such reports, complete and execute any amendment or amendments thereto, and timely file such reports with the SEC and any stock exchange or similar authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, any of the undersigned.

     Each of the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorneys-in-fact substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

     Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company or any company assuming, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934, as amended.

    This Power of Attorney shall remain in full force and effect until all of the undersigned are no longer required to file Forms 3, 4, and 5 with respect to their holdings of and transactions in securities issued by the Company, unless earlier revoked by any of the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

     IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 25th day of February, 2015.

s/ Richard D. Coraine

Richard D. Coraine

s/ Toni Haida

as Trustee for and on behalf of the
Richard D. Coraine 2012 Family Trust

s/ Toni Haida

Toni Haida